Exhibit 5

FAEGRE & BENSON LLP

3200 WELLS FARGO CENTER, 1700 LINCOLN STREET

DENVER, COLORADO 80203-4532

TELEPHONE 303.607.3500

FACSIMILE 303.607.3600

www.faegre.com

December 31, 2003

ACT Teleconferencing, Inc.

1658 Cole Boulevard, Suite 130

Golden, CO 80401

RE:	Selling Shareholders’ Registration on Form S-3

Ladies and Gentlemen:

You have requested our opinion as counsel for ACT Teleconferencing, Inc., a Colorado corporation (“ACT”), in connection with your registration statement on Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering by certain selling shareholders of 450,000 shares of ACT common stock, no par value. Certain of the shares to be offered are to be issued to the selling shareholders, if at all, upon their exercise of warrants held by the selling shareholders.

We have examined ACT’s Form S-3 filed with the Securities and Exchange Commission on or about December 31, 2003. We have also examined the amended and restated articles of incorporation of ACT as on file with the Secretary of State of the State of Colorado, the amended and restated bylaws and the minute book of ACT, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed in this letter. We have also consulted with officers and directors of ACT to clarify, confirm, or supplement the foregoing documentation.

Based on the foregoing, it is our opinion that (a) the shares of ACT common stock to be offered by the selling shareholders have been legally and validly issued and fully paid and non-assessable; and (b) the shares of ACT common stock that underlie warrants held by the selling shareholders will, when issued as contemplated in the registration statement, be legally and validly issued and fully paid and non-assessable, and all of the necessary corporate action on the part of ACT will have been taken to authorize the sale of the shares.

We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption “Legal Matters” in the prospectus.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ William J. Campbell

William J. Campbell

July 22, 2002

December 29, 2003

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